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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 18, 1998 (except Notes 6,10, and 15 as to which that date is March 30, 1998, and Note 16 as to which the date is May 19, 1998) on the consolidated financial statements of Boston Chicken, Inc. and subsidiaries, included in this Form 8-K, into the Company's previously filed Registration Statements on Form S-8 (registration nos. 33-71930 and 333-15389) and previously filed Registration Statements on Form S-3 (registration nos. 33-91512 and 33-93872).


Denver, Colorado
May 27, 1998

                                       /s/ Arthur Andersen LLP